CONSENT OF INDEPENDENT AUDITORS

To Board of Directors and Stockholders

of Ceramics Process Systems Corporation:

We consent to the incorporation by reference in Registration Statement No. 0-16088 of Ceramics Process Systems Corporation of our report dated March 3, 2003, relating to the consolidated financial statements of Ceramics Process Systems Corporation appearing in and incorporated by reference in this Annual Report on Form 10-K for the year ended December 28, 2002.

/s/ Sansiveri, Kimball & McNamee, L.L.P.

March 24, 2003

Providence, Rhode Island